EXHIBIT 99.1

Gateway Financial Holdings, Inc. to Announce First Quarter 2008 Results On April 24, 2008

Conference Call Scheduled for 10:00 AM ET

VIRGINIA BEACH, Va., April 16, 2008 (PRIME NEWSWIRE) -- Gateway Financial Holdings, Inc. (Nasdaq:GBTS), the holding company for Gateway Bank & Trust Company, a growing regional community bank with over thirty-five locations in northeastern and central North Carolina, the Outer Banks, Richmond, and the metropolitan Tidewater Virginia market area, will announce first quarter 2008 results on Thursday, April 24, 2008, before the market opens. Gateway's management will host a conference call that day at 10:00 a.m. ET to discuss the results and answer investor questions.

To participate in the conference call, dial (877) 407-8033 (no pass code required) approximately 5 to 10 minutes before the beginning of the call. If you are unable to participate, a digital replay of the call will be available from Thursday, April 24, 2008 at 12:00 PM through midnight on May 1, 2008 by dialing (877) 660-6853 and using pass code # 286 and conference ID # 281820.

The call will be simultaneously broadcast live via the investor relations page on the company's website, http://www.gwfh.com. The event will be archived on the Gateway website for 30 days.

About Gateway

Gateway Financial Holdings, Inc. is the parent company of Gateway Bank & Trust Co., a regional community bank with a total of thirty-five full-service financial centers -- twenty in Virginia: Virginia Beach (7), Richmond (6), Chesapeake (3), Emporia (2), Suffolk and Norfolk; and fifteen in North Carolina: Chapel Hill, Elizabeth City (3), Edenton, Kitty Hawk (2), Raleigh (3), Moyock, Nags Head, Plymouth, Roper, and Wilmington. The Bank provides insurance through its Gateway Insurance Services, Inc. subsidiary, brokerage services through its Gateway Investment Services, Inc. subsidiary, mortgage banking services through its Gateway Bank Mortgage, Inc. subsidiary, and title insurance services through its Gateway Title Agency, Inc. subsidiary. The common stock of the Corporation is traded on the Nasdaq Global Select Market under the symbol GBTS. For further information, visit the Corporation's website at www.gwfh.com.

CONTACT: Gateway Financial Holdings, Inc.
         D. Ben Berry, Chairman, President and CEO
         Ted Salter, Senior EVP and CFO
         (757) 422-8004

         Cameron Associates
         Paul G. Henning
         (212) 554-5462
         phenning@cameronassoc.com